Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Completes Warner Chilcott Acquisition

– Creates Leading Global Specialty Pharmaceutical Company –

– $11.0 Billion Anticipated Pro Forma Combined 2013 Revenue –

– Top 3 U.S. ~$3.0 Billion Revenue Specialty Brand Business –

– Current Leverage Ratio 3.1x Debt to Adjusted EBITDA –

DUBLIN – October 1, 2013 – Actavis plc (NYSE: ACT) (“Actavis”) today announced that it has completed the acquisition of Warner Chilcott plc (NASDAQ: WCRX) (“Warner Chilcott”) in a stock-for-stock transaction valued at approximately $8.5 billion. The combination creates a leading global specialty pharmaceutical company with approximately $11 billion in anticipated pro forma combined annual 2013 revenue, and the third-largest specialty pharmaceutical business in the U.S. with approximately $3 billion in annual revenue focused on the core therapeutic categories of Women’s Health, Urology, Gastroenterology and Dermatology.

In connection with the acquisition, Actavis and Warner Chilcott have been combined under a new company incorporated in Ireland, and have adopted the global name Actavis plc. Shares of Actavis plc will trade on the New York Stock Exchange under the ticker symbol ACT. The scheme of arrangement to effect Actavis’ acquisition of Warner Chilcott plc has taken effect today, and Warner Chilcott shareholders will receive the consideration to which they are entitled under the scheme of arrangement within 14 days.

“The combination of Actavis and Warner Chilcott creates a premier specialty pharmaceutical leader under the Actavis Specialty Brands umbrella. This enhanced business segment is uniquely positioned to meet the healthcare needs of patients around the world – particularly as a leader in Women’s Health,” said Paul Bisaro, President and CEO of Actavis. “The acquisition more than doubles Actavis’ Specialty Brands portfolio and delivers an industry leading pipeline with more than 25 products in various stages of development.

“Within our Women’s Health segment, we are now a strong leader with over 90 percent share of voice in oral contraceptives based on IMS Audits and have an expanded pipeline including seven new development programs encompassing three near-term launches and more than 10 products in late-stage development. Additionally, the combination bolsters our Urology business, establishes a platform for continued expansion into the Gastroenterology and Dermatology therapeutic categories and provides the opportunity to introduce a broader portfolio of new products in Actavis’ expanded global footprint.

“We are pleased with the performance of this business to date, including a record number of launches and the successful introductions of Minastrin™ 24, Delzicol™ and Doryx® 200 mg. When combined with the global commercial presence of Actavis Pharma and supported by our industry-leading Actavis Global Operations team, we now operate a formidable specialty pharmaceutical company. We have immediately implemented a comprehensive integration process, and will focus our efforts on maximizing our broader portfolio of marketed products, our enhanced research and development capabilities and pipeline and our expanded manufacturing footprint to capture synergies and drive continued growth and value for our shareholders, customers and employees. With the acquisition now closed, we renew our goal of long-term, double-digit organic earnings growth from this newly expanded base.”

Financially Compelling Transaction

Actavis continues to expect the transaction to be more than 30 percent accretive to Actavis non-GAAP earnings per share in 2014, including anticipated after-tax operational synergies, related cost reductions and tax savings in excess of $400 million. Concurrent with the closing, Actavis will refinance the legacy Warner Chilcott term loan with the new term loan previously announced on August 2, 2013, resulting in interest rate savings of approximately $12 million per quarter assuming contractual amortization. With a combined debt to EBITDA ratio of 3.1x, the Company has the ability to continue to invest in the growth of its businesses, while strong anticipated cash flows will allow for further ongoing deleveraging.

Additional details on the strengths of the combined companies, including revenue and earnings forecasts and updated synergy targets, will be discussed in more detail during Actavis‘ third quarter earnings conference call scheduled for Oct. 29, 2013.

Review of the Benefits of the Acquisition

The combination represents a significant achievement against Actavis’ long-term strategic objective of building a leading global specialty pharmaceutical company. The combined Company begins operations with a defined global management structure, led by Actavis senior executives, and aggressive integration strategies are being executed to drive continued organic growth and rapid realization of synergies.

Transforms Actavis Specialty Brands into a Global Competitor

The close of the transaction accelerates Actavis Specialty Brands’ evolution into a global competitor and a key growth driver for the new company. The combination provides a 125 percent increase in the number of marketed Specialty Brands products, a 600 percent increase in Specialty Brands pro forma net revenue and more than doubles Women’s Health Specialty Brands products with the addition of Actonel®, Lo Loestrin®, Minastrin™ 24, Estrace® and Atelvia® and the recent approval of Lo Minastrin™. It also bolsters Actavis Specialty Brands’ Urology business with the addition of the Enablex franchise and establishes a platform for continued expansion into the fast-growing areas of Gastroenterology and Dermatology.

Expands Specialty Brands Industry Leading Pipeline

Actavis Specialty Brands now possess an industry-leading pipeline with more than 25 products in various stages of development, including the combination of strong life cycle management strategies and new exclusive product opportunities for long-term sustainable growth in each therapeutic category. The combination significantly expands Actavis’ Specialty Brands Women’s Health pipeline with the addition of seven new pipeline programs, three near-term launches (Levosert®, Minastrin™ 24 Fe, WC 3042) and 12 products in Phase III or the marketing application phase of development. The combination also adds three mid-to-late phase Urology products in development and additional Dermatology and Gastroenterology products in various stages development.

Completes Actavis’ Evolution into a Global Specialty Pharmaceutical Leader

The dramatically strengthened Actavis Specialty Brands, combined with Actavis Pharma and Actavis Global Operations, forms the foundation of Actavis plc. The combined organization has a diversified geographic footprint, with commercial operations in more than 60 countries around the world, and is an industry leader in research and development, focused on building the strongest pipeline in the industry in order to bring the right products to the right markets across the globe – generic, brand, branded generic, OTC products and biosimilars.

Actavis’ global operations network continues to deliver timely product launches and exceptional levels of customer service, and is structured to fully support the Company’s evolving product portfolio. It encompasses a leading global supply chain, providing the capability to develop and manufacture products in multiple dosage forms and presentations that provide a competitive advantage in Actavis’ commercial markets. The transaction is expected to further strengthen the global operations network with the addition of extended release and hormone manufacturing capabilities at a state-of-the-art facility in Puerto Rico, as well as additional manufacturing, packaging and R&D operations in Germany and Northern Ireland.

October 29th Conference Call and Webcast Information

Actavis plans to discuss the close of the acquisition on its third quarter earnings conference call scheduled for October 29, 2013 at 8:30 a.m. Eastern Time. The dial-in number to access the call is U.S./Canada (877) 251-7980, or from international locations, (706) 643-1573. The Conference ID is 70901052.

A taped replay of the conference call will also be available beginning approximately two hours after the call’s conclusion and will remain available through 12:00 midnight Eastern Time on November 12, 2013. The replay may be accessed by dialing (855) 859-2056 and entering Conference ID# 70901052. From international locations, the replay may be accessed by dialing (404) 537-3406 and entering the same pass code. To access the webcast, go to Actavis’ Investor Relations Web site at http://ir.actavis.com. A replay of the webcast will also be available.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Dublin, Ireland and administrative headquarters in Parsippany, New Jersey, USA.

Operating as Actavis Pharma, Actavis markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries. Actavis Specialty Brands is Actavis’ global branded specialty pharmaceutical business focused in the Women’s Health, Urology, Gastroenterology and Dermatology therapeutic categories. Actavis Specialty Brands also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Statement Required by the Irish Takeover Rules

The directors of Actavis accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Actavis (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Forward-Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its goals and expectations. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Warner Chilcott acquisition and the ability to recognize the anticipated synergies and benefits of the Warner Chilcott acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Actavis liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Actavis, Inc.’s periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 (as revised pursuant to Actavis, Inc.’s Current Report on Form 8-K dated as of June 17, 2013, which was filed with the SEC on June 18, 2013) and Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013, and Warner Chilcott’s periodic public filings with the Securities and Exchange Commission, including but not limited to Warner Chilcott’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.